Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,452,334
Unrealized Gain (Loss) on Market Value of Futures	(134,581)
Dividend Income	2,816
Interest Income	56,247
ETF Transaction Fees	700
Total Income (Loss)	$2,377,516

Expenses
General Partner Management Fees	$22,529
Professional Fees	14,949
Brokerage Commissions	3,625
Non-interested Directors' Fees and Expenses	388
NYMEX License Fee	563
SEC & FINRA Registration Expense	3,818
Total Expenses	45,872
Expense Waiver	(17,739)
Net Expenses	$28,133
Net Income (Loss)	$2,349,383

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$46,787,023
Withdrawals (100,000 Shares)	(3,271,483)
Net Income (Loss)	2,349,383

Net Asset Value End of Month	$45,864,923
Net Asset Value Per Share (1,350,000 Shares)	$33.97

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612